EXHIBIT 99.1

    Occupational Health + Rehabilitation Inc Reports Third Quarter
                        Net Income of $319,000

    HINGHAM, Mass.--(BUSINESS WIRE)--Nov. 15, 2004--Occupational
Health + Rehabilitation Inc ("OH+R") (OTCBB:OHRI) reported financial results for the third quarter ended September 30, 2004.

    Quarter Highlights:

    --  11% increase in revenue to $14,961,000 from $13,430,000 in
        2003

    -- 79% increase in center operating profit to $2,439,000 from $1,361,000 in 2003

    --  Income from operations of $966,000 versus $31,000 in 2003

    --  Net income of $319,000 in 2004 versus a net loss of $242,000 in 2003

    --  Adjusted EBITDA of $1,311,000 in 2004 compared to $408,000 in
        2003

    Year-to-Date Highlights:

    --  9% increase in revenue to $43,461,000 from $40,052,000 in 2003

    -- 51% increase in center operating profit to $6,503,000 from $4,302,000 in 2003

    --  Income from operations of $2,518,000 in 2004 versus $608,000 in 2003

    --  Net income of $741,000 in 2004 versus a net loss of $274,000 in 2003

    --  Adjusted EBITDA of $3,639,000 in 2004 compared to $1,614,000 in 2003

    John C. Garbarino, OH+R's President and Chief Executive Officer, said "We are pleased to report another solid quarter of financial results, the fourth in succession. Revenue grew 11%, primarily due to growth in revenue per visit as a result of price increases. Same center prevention and regulatory compliance services grew 1% and new injury initial visits were flat, both reflecting the slow down in employment growth during the quarter. On-site services, which account for about 10% of our business, rose more than 43% in the quarter as compared to last year and are up 30% year to date. New contracts were a significant contributor to this increase.
    "Center operating margin for the quarter increased to 16.3% of net revenue from 10.1% in the prior year with higher prices and a tight control on costs being the primary reasons for the improvement.
    "Adjusted EBITDA, a measure of the amount of cash generated from operations, more than tripled to $1.3 million in the quarter from $0.4 million last year.
    "Year-to-date, center operating margin increased to 15.0% of net revenue from 10.7% in the prior year, again primarily due to higher prices and continued tight control on costs. Adjusted EBITDA increased by $2 million to $3.6 million from $1.6 million. We continue to use the cash generated from operations to pay down our long-term debt and capital lease obligations and have repaid $2.3 million this year.
    "Our solid third quarter results coupled with the strong gains reported for new hires nationwide in October afford us a measure of confidence as we enter the seasonally soft final quarter of the year."

    OH+R is a leading occupational healthcare provider specializing in the prevention, treatment and management of work-related injuries and illnesses, as well as regulatory compliance services. The company currently operates 35 occupational health centers, and also delivers workplace health services at employer locations throughout the United States. OH+R's mission is to reduce the cost of work-related injuries and illnesses, and other healthcare costs for employers while improving the health status of employees through high quality care and extraordinary service. OH+R expects to continue to expand its network of service delivery sites, principally through joint ventures with hospitals and development of its workplace health programs.

    Statements contained in this release that are not based on historical information are forward looking statements subject to uncertainties and risks, including, but not limited to, economic conditions; pricing issues; the impact of competition; and other factors discussed in OH+R's filings with the Securities and Exchange Commission.


               OCCUPATIONAL HEALTH + REHABILITATION INC
                       Unaudited Financial Data
               (in thousands, except per share amounts)

                       Statements of Operations

                             Three Months Ended    Nine Months Ended
                               September 30,         September 30,
                             -------------------  --------------------
                              2004       2003       2004       2003
                             --------  ---------  ---------  ---------
Revenue                     $ 14,961  $  13,430  $  43,461  $  40,052

Center operating profit     $  2,439  $   1,361  $   6,503  $   4,302
                             --------  ---------  ---------  ---------

Center operating margin         16.3%      10.1%      15.0%      10.7%
                             --------  ---------  ---------  ---------

Income from operations      $    966  $      31  $   2,518  $     608
                             --------  ---------  ---------  ---------

Net income (loss)           $    319  $    (242) $     741  $    (274)
                             --------  ---------  ---------  ---------

Net income (loss) available
 to common shareholders     $    319  $    (242) $     741  $    (420)
                             --------  ---------  ---------  ---------

Net income (loss) per
 common share
          - basic           $   0.10  $   (0.08) $    0.24  $   (0.16)
                             --------  ---------  ---------  ---------
          - diluted         $   0.10  $   (0.08) $    0.23  $   (0.16)
                             --------  ---------  ---------  ---------

Weighted average common
      shares outstanding
          - basic              3,088      3,088      3,088      2,605
                             --------  ---------  ---------  ---------
          - diluted            3,350      3,088      3,289      2,605
                             --------  ---------  ---------  ---------

Other Data:
Adjusted EBITDA (non-GAAP)  $  1,311  $     408  $   3,639  $   1,614
                             --------  ---------  ---------  ---------


                            Balance Sheets

                                            September 30, December 31,
                                                2004         2003
                                            ------------- ------------
Assets:
        Cash                               $       3,023 $      1,744
        Accounts receivable, net                  10,911        8,771
        Other current assets                       1,162        1,503
        Non-current assets                        10,933       12,081
                                            ------------- ------------
                                           $      26,029 $     24,099
                                            ============= ============

Liabilities and Stockholders' Equity:
        Current liabilities                $      17,251 $     15,150
        Long-term debt                               823        1,705
        Minority interests                         1,400        1,430
        Stockholders' equity                       6,555        5,814
                                            ------------- ------------
                                           $      26,029 $     24,099
                                            ============= ============


               OCCUPATIONAL HEALTH + REHABILITATION INC
   Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA
                            (in thousands)


                           Three Months Ended     Nine Months Ended
                              September 30,         September 30,
                           --------------------  ---------------------
                             2004       2003       2004       2003
                           ---------  ---------  ---------  ----------

Net income (loss)         $     319  $    (242) $     741  $     (274)

  Tax provision (benefit)       233        (87)       534        (133)
  Interest expense, net         212        173        626         451
  Depreciation expense          311        357      1,060         958
  Amortization expense           34         20         61          48
                           ---------  ---------  ---------  ----------

EBITDA                        1,109        221      3,022       1,050

  Minority interest and
   contractual
   settlements, net             202        187        617         564
                           ---------  ---------  ---------  ----------

Adjusted EBITDA           $   1,311  $     408  $   3,639  $    1,614
                           =========  =========  =========  ==========

    EBITDA represents net income (loss) before interest expense, net, income tax provision (benefit), and depreciation and amortization expense. Adjusted EBITDA represents EBITDA before minority interest and contractual settlements, net. The Company considers Adjusted EBITDA to be a key indicator of operating performance since it is (a) an important factor in the determination of compliance with one of the financial covenants under the Company's revolving line of credit; and
(b) a standard financial measurement for determining the amount of cash generated by the Company's operations.

    Adjusted EBITDA is not a defined term under Generally Accepted Accounting Principles ("GAAP"). Adjusted EBITDA excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company's operating, investing and financing activities. It also excludes the effects of interest expense, depreciation and amortization expense, income taxes and other items included when determining a company's net income. Hence, this measure should not be used either in isolation or as a substitute for the determination of net income operating cash flow, or other similar GAAP-related measures.

    CONTACT: Occupational Health + Rehabilitation Inc
             President and Chief Executive Officer
             John C. Garbarino, 781-741-5175
             or
             Chief Financial Officer
             Keith G. Frey, 781-741-5175